Exhibit 10.13

REVOLVING NOTE

$7,000,000	November 19, 2015

FOR VALUE RECEIVED, the undersigned, OrthoPediatrics Corp., a Delaware corporation (“OrthoPediatrics”) and OrthoPediatrics US Distribution Corp., a Delaware corporation (“OrthoPediatrics US” and collectively with OrthoPediatrics, “Borrower”), jointly and severally promise to pay to the order of Squadron Capital LLC, a Delaware limited liability company (the “Lender”), at the place and times provided in the Second Amended and Restated Loan and Security Agreement referred to below, the lesser of (i) the principal amount of $7,000,000 or (ii) the principal amount of the Revolving Loan outstanding and owing to the Lender, together with all the accrued and unpaid interest under this Revolving Note pursuant to that certain Second Amended and Restated Loan and Security Agreement, dated as of May 30, 2014 (as amended, supplemented, modified or restated from time to time, the “Second Amended and Restated Loan Agreement”) by and among Borrower and Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Second Amended and Restated Loan Agreement.

The unpaid principal amount of this Revolving Note from time to time outstanding is subject to mandatory repayment as provided in the Second Amended and Restated Loan Agreement and shall bear interest as provided in Section 3.1(b) of the Second Amended and Restated Loan Agreement. This Revolving Note may be voluntarily prepaid from time to time as provided in the Second Amended and Restated Loan Agreement and any principal amounts repaid may be borrowed, repaid (without premium or penalty) and reborrowed again, from time to time in whole or in part. All payments of principal and interest on this Revolving Note shall be payable in lawful currency of the United States of America in immediately available funds to such account as the Lender shall specify from time to time by notice to the Borrower. The principal and all accrued and unpaid interest under this Revolving Note shall be due and payable on the Revolving Loan Maturity Date.

This Revolving Note is entitled to the benefits of, and evidences Obligations incurred under, the Second Amended and Restated Loan Agreement, to which reference is made for a description of the security for this Revolving Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Note and on which such Obligations may be declared to be immediately due and payable.

THIS REVOLVING NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Second Amended and Restated Loan Agreement) notice of any kind with respect to this Revolving Note.

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IN WITNESS WHEREOF, the undersigned has executed this Revolving Note as of the day and year first written above.

BORROWER:

ORTHOPEDIATRICS CORP.

By:	/s/ Mark C. Throdahl
Name: Mark Throdahl
Title: President and Chief Executive Officer

ORTHOPEDIATRICS U.S. DISTRIBUTION CORP.

By:	/s/ Mark C. Throdahl
Name: Mark Throdahl
Title: President and Chief Executive Officer

Revolving Note